United States
Securities and Exchange Commission
Washington, D.C. 20549

__________________________________

SCHEDULE 14A

__________________________________

Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

COHBAR, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(4)	Proposed maximum aggregate value of the transaction:

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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COHBAR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CohBar, Inc.:

The annual meeting of stockholders of CohBar, Inc. (the “Company,” “CohBar,” “we,” “us” or “our”) will be held on June 18, 2019, at 10:30 a.m. Pacific Time (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting of stockholders. You will not be able to attend the Annual Meeting in person. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit http://www.virtualshareholdermeeting.com/COB19.

The Annual Meeting will be held for the following purposes:

1.      To elect a Board of Directors, consisting of eight (8) members, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.      To ratify the Audit Committee’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

3.      To approve the Company’s Employee Stock Purchase Plan; and

4.      To consider and act upon any other matter which may properly come before the annual meeting or any adjournment thereof.

Only stockholders who held their shares at the close of business on April 22, 2019, the record date, are entitled to notice of and to vote during the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan to participate in the Annual Meeting, please complete, date, sign and return the enclosed proxy card, as promptly as possible in order to ensure your vote is counted at the Annual Meeting. Alternatively, you may vote over the telephone or on the Internet as further instructed in these materials. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. A prepaid, self-addressed envelope is enclosed for your convenience.

Important Notice Regarding the Proxy Materials for the Annual Meeting on June 18, 2019 at 10:30 a.m. Pacific Time is available at http://www.virtualshareholdermeeting.com/COB19.

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors,
/s/ Jeffrey F. Biunno
Jeffrey F. Biunno
Secretary

Menlo Park, CA

April 24, 2019

2019 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

COHBAR, INC.

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

PROXY STATEMENT

The Board of Directors of CohBar, Inc. has made these proxy materials available to you on the Internet and has delivered these proxy materials to you in connection with the solicitation of proxies for use at the 2019 Annual Meeting. The Annual Meeting will be a virtual meeting, conducted via live webcast on the Internet at http://www.virtualshareholdermeeting.com/COB19 on Tuesday, June 18, 2019, at 10:30 a.m. Pacific Time, or at any adjournment or postponement thereof, for the purposes stated herein.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because our Board of Directors (sometimes referred to as the “Board”) is soliciting your proxy to vote at the 2019 Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to participate in the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail these proxy materials on or about April 25, 2019.

Participating in the Annual Meeting

We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to participate in the Annual Meeting online is provided below:

•        Any stockholder may listen to the Annual Meeting and participate live via webcast at http://www.virtualshareholdermeeting.com/COB19. The webcast will begin at 10:30 a.m. Pacific Time on June 18, 2019.

•        Stockholders may vote and submit questions during the Annual Meeting via live webcast.

•        To enter the meeting, please have your 16-digit control number which is available on your proxy card. If you do not have your 16-digit control number, you will be able to listen to the meeting only, you will not be able to vote or submit questions during the meeting.

•        Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/COB19.

Voting Rights and Outstanding Shares

Only stockholders of record as of the close of business on April 22, 2019, the record date, are entitled to notice of and to vote at the Annual Meeting. On the record date, 42,782,505 shares of our common stock were issued, outstanding and entitled to vote. Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. We will have a quorum to conduct the business of the Annual Meeting if the holders of one third of the outstanding shares of our common stock entitled to vote are present themselves or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

Can I attend the Annual Meeting in person?

We will be hosting the Annual Meeting via live webcast on the Internet. You will not be able to attend the Annual Meeting in person. The webcast will start at 10:30 a.m. Pacific Time, on June 18, 2019. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at http://www.virtualshareholdermeeting.com/COB19.

What do I need in order to be able to participate in the Annual Meeting online?

You will need the 16-digit control number included on your proxy card in order to be able to vote your shares or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/COB19. If you do not have your 16-digit control number, you will be able to listen to the meeting only, you will not be able to vote or submit questions during the meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 22, 2019, will be entitled to vote at the Annual Meeting. On the record date, there were 42,782,505 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 22, 2019, your shares were registered directly in your name with our transfer agent, AST Trust Company (Canada) (“AST”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to participate in the Annual Meeting online, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 22, 2019, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

1.      The election of the Board of Directors, consisting of eight (8) members, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.      The ratification of the Audit Committee’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

3.      The approval of the Company’s Employee Stock Purchase Plan (the “Plan”); and

4.      Consideration and action upon any other matter which may properly come before the annual meeting or any adjournment thereof.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify. For approval of the Plan and ratification of the appointment of Marcum LLP as our independent registered public accounting firm, you may vote “For” or “Against” or you may abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy using the enclosed proxy card. Alternatively, you may vote by proxy either by telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.

•        To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 17, 2019, to be counted.

•        To vote on the Internet, go to www.proxyvote.com and follow the instructions to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 17, 2019, to be counted.

•        To vote using the proxy card, simply complete, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•        To vote during the Annual Meeting, follow the instructions posted at http://www.virtualshareholdermeeting.com/COB19.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 22, 2019.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal 1, the election of all nominees for Director, “For” Proposal 2, to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and “For” Proposal 3, to approve the Employee Stock Purchase Plan. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock, will be borne by us. Our Directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•        You may submit another properly completed proxy card with a later date.

•        You may grant a subsequent proxy by telephone or through the Internet.

•        You may send a timely written notice that you are revoking your proxy to our Secretary at 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025. To be timely, a written notice revoking your proxy must be received by June 18, 2019.

•        You may vote during the Annual Meeting, which will be hosted via the Internet.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank with respect to changing your vote.

When are stockholder proposals and director nominations due for the 2020 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 19, 2020, to the attention of our Secretary at CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission (“SEC’) in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you wish to submit a proposal (including a director nomination) at the 2020 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, your written request must be received by our Secretary between February 19, 2020 and March 21, 2020. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What happens when an entity holds my shares?

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), that nominee will provide you with a voting instruction form. Please follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules governing how your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, and include the ratification of the selection of our independent registered public accounting firm. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, which include the election of directors and the approval of the Plan, the shares will be treated as “broker non-votes.”

How many votes are needed to approve each proposal?

•        The eight (8) nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of Directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Abstentions and broker non-votes will be counted for quorum purposes, but will not be considered votes cast and will not affect the outcome.

•        The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, will be approved if a majority of votes cast by holders of shares present at the Annual Meeting or represented by proxy and entitled to vote are voted “For” the proposal. Abstentions and broker non-votes will be counted for quorum purposes, but will not be considered votes cast and will not affect the outcome.

•        The Employee Stock Purchase Plan will be approved if a majority of votes cast by holders of shares present at the Annual Meeting or represented by proxy and entitled to vote are voted “For” the proposal. Abstentions and broker non-votes will be counted for quorum purposes, but will not be considered votes cast and will not affect the outcome.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding one third of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the record date, there were 42,782,505 shares outstanding and entitled to vote. Thus, the holders of at least 14,118,227 shares must be present or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting may be adjourned to a later date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The proxy statement and annual report to stockholders are available at http://www.virtualshareholdermeeting.com/COB19.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

According to our Bylaws, our Board shall be comprised of such number of directors, not less than one (1), as may be established by the Board from time to time. The Board has fixed the authorized number of our directors at eight (8).

At our annual meeting, our stockholders will elect a board consisting of eight (8) directors to serve until our 2020 annual meeting or until their respective successors are elected and qualified. Our Board has nominated the individuals listed below to serve on our Board. All of the nominees are currently members of our Board. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, our Board may provide for a lesser number of directors or designate a substitute. If our Board designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than eight (8) nominees.

Our Board unanimously recommends that you vote FOR each of the following nominees for election as director:

Jon L. Stern, 64, served in senior strategic roles with our Company from August 2012 until he was named our chief executive officer in October 2013. He was also appointed to our board of directors in May 2014. In March 2016, Mr. Stern assumed the role of chief operating officer. From 2009 to 2011 Mr. Stern was an active investor in information technology, media and real estate projects and companies. From 2006 to 2008, Mr. Stern served as executive vice president of Integrated China Media, a Guangzhou, China-based provider of digital entertainment content. From 2003 to 2008, Mr. Stern was a partner in Pacific Arts Group, a publisher of Chinese Contemporary Fine Art. Mr. Stern founded Digital Sparx in 1999, a distributor of digital entertainment content to movie-goers and served as president and chief executive officer of that company until 2002. In 1986 Mr. Stern founded Cine Coasters, Inc., a developer of sports stadium and movie theatre products, and served as its chief executive officer until its sale to a division of Liberty Media in 1998. Mr. Stern holds an MBA from the Marshall School of Business at the University of Southern California and a B.S. in Business Administration from The University of California, Berkeley. Our board of directors believes that Mr. Stern’s substantial experience as an entrepreneur and senior executive of growth stage companies as well as established businesses and his familiarity as an executive officer of our Company with the day-to-day operations of our business make him a valuable contributor to our board of directors.

Albion J. Fitzgerald, 70, has served as a member of our board of directors since May 2014 and was appointed as chairman in July 2014. Mr. Fitzgerald previously served as chief executive officer and chairman of the board of directors of ManageIQ, Inc., a provider of global cloud IT systems management solutions. Mr. Fitzgerald was appointed as a director of ManageIQ in 2007, and served as strategic consultant to the Company from 2007 until April 2012, and as chief executive officer and chairman of the board of directors from April 2012 until its acquisition by Red Hat, Inc. in December 2012. In 1992 Mr. Fitzgerald co-founded Novadigm, Inc. (NASDAQ: NVDM), an international provider of IT systems management solutions to Fortune 500 companies and government agencies with customers in 26 countries, where he invented a cybernetic genome translated from biological models for the autonomic management of global-scale IT networks. He served as its chairman and chief technology officer from 1992 and chief executive officer from 1995 until its acquisition by Hewlett Packard in 2004. Prior to Novadigm, Mr. Fitzgerald founded and served as chief executive officer of Telemetrix, Inc., a provider of enterprise IT systems and network management solutions to Fortune 500 companies. From 1980 to 1989, Mr. Fitzgerald was a strategic technology consultant to New York University responsible for architecting, building and managing the university’s computer center and campus-wide multi-media network. Mr. Fitzgerald began his technology career at IBM in 1966. Our board of directors believes that Mr. Fitzgerald’s extensive experience in founding, funding and building emerging technology companies, the depth of his technology and business expertise, and his relevant experience as a director and officer of a publicly-traded enterprise software company make him a valuable contributor to our board of directors.

Dr. Nir Barzilai, 63, co-founded our Company in 2007 and has served as a member of our board of directors since our conversion to a Delaware corporation in 2009. Dr. Barzilai is the director of the Institute for Aging Research at the Albert Einstein College of Medicine of Yeshiva University, where he also holds the Ingeborg and Ira Leon Rennert Chair of Aging Research, is a professor in the Departments of Medicine and Genetics and a member of the Diabetes Research Center. Dr. Barzilai is also director of the Paul F. Glenn Center for the Biology of Human Aging Research and of the National Institutes of Health’s (NIH) Nathan Shock Centers of Excellence in the Basic Biology of Aging. Dr. Barzilai has received numerous awards, including the Beeson Fellow for Aging Research, the Ellison

Medical Foundation Senior Scholar in Aging Award, the Paul F. Glenn Foundation Award, the NIA Nathan Shock Award, the 2010 Irving S. Wright Award of Distinction in Aging Research and the AFAR Wright Award. Dr. Barzilai’s leadership in gerontology research and his experience overseeing numerous research programs related to diseases of aging and mitochondrial biology makes him an important contributor to our board of directors.

Dr. Pinchas Cohen, 61, co-founded our Company in 2007 and has served as a member of our board of directors since our conversion to a Delaware corporation in 2009. He served as our President from 2009 until 2013. Since April 2012, Dr. Cohen has served as dean of the Davis School of Gerontology at the University of Southern California. He holds the William and Sylvia Kugel Dean’s Chair in Gerontology and acts as executive director of the Ethel Percy Andrus Gerontology Center. Dr. Cohen was affiliated with the University of California, Los Angeles School of Medicine, where he was a member of the faculty until 2012. At the UCLA Mattel Children’s Hospital Dr. Cohen served as director of endocrine/diabetes research and training (from 1999 until 2012), chief of endocrinology and diabetes (from 2001 until 2012) and as vice chair of research (from 2011 until 2012). Dr. Cohen was also co-director of the UCSD-UCLA Diabetes and Endocrinology Research Center from 2007 until 2012. Dr. Cohen has received several awards for his work in the field of aging and the discovery of mitochondrial-derived peptides, including a National Institute of Aging EUREKA Award, the National Institutes of Health Director’s Transformative Research Award and the Glenn Award for Research in Biological Mechanisms of Aging and the AFAR Wright Award. He serves on the boards of several professional journals and societies, including the American Federation for Aging Research and the Growth Hormone Research Society. Our board of directors believes that Dr. Cohen’s leadership in gerontology research and his experience overseeing numerous research programs related to diseases of aging and mitochondrial biology makes him an important contributor to our board of directors.

Dr. John Amatruda, 74, joined our Board in December 2017. Dr. Amatruda, a CohBar co-founder, has over 25 years of experience as a senior pharmaceutical research executive and scientific consultant, together with over 40 years of experience in the practice and teaching of medicine. He currently sits on the board of directors of four biotechnology companies (Prosciento, Spotlight, Continuum, and Fractyl), and is a member of the scientific advisory boards of eight biotechnology companies. He has also been a consultant and scientific advisor to more than 20 additional biotechnology and leading pharmaceutical companies since 2009. As Senior Vice President and Franchise Head for Diabetes and Obesity at Merck Research Laboratories until 2009, Dr. Amatruda had end-to-end responsibility for drug compounds from target discovery to patent expiration, including basic research, experimental medicine, clinical development, external alliances and licensing. Prior to being named Franchise Head, Dr. Amatruda led drug development groups at Merck for diabetes, obesity, atherosclerosis and cardiovascular disease. Under his leadership, the development program and regulatory approvals of Januvia™ and Janumet™ - the first compounds in the important class of DPP-IV inhibitors for Type 2 diabetes, and two of Merck’s leading revenue-generating drugs - were successfully initiated and completed, and worldwide submissions for Vytorin™, Januvia™ and Janumet™ were filed. Prior to joining Merck, Dr. Amatruda was Vice President and Therapeutic Area Head for Metabolic Disorders Research at Bayer Corporation for ten years, where he assisted in the approval of Acarbose, and led the discovery and advancement of several compounds into clinical development. Dr. Amatruda has also had a successful career in academic medicine, formerly as a Professor of Medicine at the University of Rochester School of Medicine, where he was head of the Clinical Research Center and a Principal Investigator on several NIH funded research projects; and currently as an Adjunct Professor of Medicine at Yale University School of Medicine. In addition, Dr. Amatruda has co-authored over 160 publications, many of which have been published in leading peer-reviewed journals, and has served as a reviewer for several journals. Dr. Amatruda was educated at Yale University and The Medical College of Wisconsin, and completed his internship and residency in internal medicine and fellowship in endocrinology and metabolism at The Johns Hopkins Hospital. Dr. Amatruda’s expertise as a physician and his extensive experience with clinical development, strategic partnering and commercialization gained as a pharmaceutical executive make him a valuable contributor to our board of directors.

Dr. Philippe Calais, 60, joined our Board in June 2018. Dr. Calais was appointed as interim chief executive officer in December 2018. Dr. Calais has over 30 years of biotech and pharmaceutical industry experience both in North America and Europe, and for the past 6 years has served as the president and chief executive officer of Isarna Therapeutics B.V. (“Isarna”), a developer of oligonucleotide therapeutics. Dr. Calais also served, from 2017-2018, as a board and audit committee member of Marina Biotech Inc. (OTCQB: MRNA), and has been an economic advisor to the French government, promoting business collaboration between the US, Germany and France, since 2013. Prior to becoming CEO of Isarna, Dr. Calais managed several biopharmaceutical companies in Canada and in Europe and headed Univalor LTD, a large technology transfer organization focused on commercializing innovations from the University of Montreal. In 2008, Dr. Calais became the President, CEO and Board Member of Ambrilia Biopharma (TSX:AMB), a biotech company dedicated to the discovery and development of novel treatments for viral diseases and cancer. Prior to Ambrilia, Dr. Calais served as president and board member of Neurochem International (NASDAQ:NRM). Early in his career Dr. Calais held senior management positions at F. Hoffmann-La Roche and Servier Canada. Dr. Calais received his bachelor’s degree in pharmacy and his doctor of pharmacy from the Université François-Rabelais in Tours, France. Dr. Calais’ extensive experience in the management and development of biopharmaceutical companies makes him an important contributor to our board of directors.

Dr. Phyllis Gardner, 68, joined our Board in February 2019. Dr. Gardner has over 35 years of experience in the medical industry and academia. Dr. Gardner is currently a tenured professor at the School of Medicine at Stanford University, where she has served in various positions since 1984, and is a member of the board of directors of the Harvard Medical School of Fellows and Advisory Council on Education. Dr. Gardner has served as a director of Revance Therapeutics, Inc. (NASDAQ: RVNC), a biotechnology company, since December 2008, and previously served on the board of directors of Corium International, Inc., a biopharmaceutical company formerly listed on NASDAQ, from November 2007 to November 2018. From September 2014 to September 2015, Dr. Gardner served as a director of Parnell Pharmaceuticals Holdings Ltd. (OTCMKTS: PARNF). From 1999 to 2014, Dr. Gardner served as an adjunct partner, then partner at Essex Woodlands Health Ventures, a healthcare growth equity and venture capital firm. She also served as an independent director of various biopharmaceutical companies from 1998 to 2005. From 1994 to 1998, Dr. Gardner served as strategist and then vice president of research and head of the technology institute of Alza Corporation. Dr. Gardner’s research has centered on cardiac arrhythmias, ion channel biophysiology, cell biology, cystic fibrosis pathogenesis, gene therapy and diagnosis, and her clinical work has concentrated on medicine and cardiology. Dr. Gardner received her bachelor’s degree in biology from the University of Illinois and her M.D. from Harvard Medical School. Dr. Gardner’s industry and private equity experience, together with her experience serving on other healthcare companies Board, make her an important contributor to our Board.

David Greenwood, 67, joined our Board in April 2019. Mr. Greenwood served on the board of directors of Corium International, Inc. (“Corium”), a commercial biopharmaceutical company, from December 2010 to November 2018. He also served as chairman of Corium’s board of directors from December 2014 to November 2018, as the executive chairman of its board of directors from June 2012 to December 2014. He is the former president, chief executive officer, chief financial officer and director of Geron Corporation, a biotechnology company in the fields of regenerative medicine and cancer, where he worked from 1995 until December 2011. He was previously chairman of the board of directors of Geron’s wholly-owned subsidiary, Geron Bio-Med Limited, chairman of the board of directors of Geron’s majority-owned subsidiary, TA Therapeutics, Ltd., and on the board of directors of ViaGen, Inc., Clone International and Parnell Pharmaceuticals Holdings Ltd. He also served on the Board of Regents for Pacific Lutheran University. From 1979 to 1995, Mr. Greenwood held various positions with J.P. Morgan Chase & Co., an international banking firm. Mr. Greenwood received his bachelor’s degree from Pacific Lutheran University and his M.B.A. from Harvard Business School. Our Board believes that Mr. Greenwood’s financial and business expertise in the biopharmaceutical industry qualify him to serve as a member of our Board.

No family relationships exist among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of CohBar.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Our Board oversees our overall performance on behalf of our stockholders. Members of our Board stay informed of our business through discussions with our Chief Executive Officer (“CEO”) and other members of our executive team, by reviewing materials provided to them, and by participating in regularly scheduled Board and committee meetings.

Corporate Governance

Our Board is elected by our stockholders to govern the Company’s business and affairs. Our Board selects our senior management team, which is charged with conducting our business. Having selected our senior management team, our Board acts as an advisor to senior management, monitors their performance, and provides input on the Company’s strategies, financial objectives and operating plans.

Our Board has determined that each of our current non-employee directors qualify as an “independent director” under the applicable rules of the SEC and the Nasdaq Capital Market, and that each such person is free of any relationship that would interfere with the individual exercise of independent judgment. None of our current directors presently hold directorships with other reporting issuers. In addition to our current directors, Marc E. Goldberg served as an independent member of our Board until his resignation, effective April 16, 2018.

Our Board is responsible for the orientation and education of new members of the Board and all new directors are provided with copies of our policies. Prior to joining the Board, each new director will meet with our Chairman and Chief Executive Officer. Our Chairman and Chief Executive Officer are responsible for outlining our business and prospects, both positive and negative, with a view to ensuring that the new director is properly informed to commence their duties as a director. Each new director is also given the opportunity to meet with our auditors and counsel. As part of its annual self-assessment process, our Board determines whether any additional education and training is required for Board members. Currently, our Governance and Nominating Committee is responsible for annually evaluating and reporting to our Board on the performance and effectiveness of the Board as a whole and its committees.

Our Board met seven times in 2018, and all of our directors attended the meetings. In addition, our Board maintained oversight of the Company’s business and operations through frequent review, consideration and discussion of matters affecting the Company outside of formal board meetings and acted by unanimous written consent to approve corporate actions on several occasions during 2018. Currently, we do not have a policy requiring our Board members’ attendance at the annual meetings of our stockholders.

Committees of the Board

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Each committee is governed by a written charter that may be amended by our Board at any time. The full text of each committee charter is available on our website located at www.cohbar.com or in print to any interested party who requests it. Requests should be sent to the Company Secretary at the address provided on page 1 of this proxy statement.

The Audit Committee

Our audit committee currently consists of Albion J. Fitzgerald, John Amatruda and Phyllis Gardner. Our former director, Marc Goldberg, served as the chair of our audit committee until his resignation effective April 16, 2018. Mr. Fitzgerald currently serves as the interim chairperson of the Audit Committee. Mr. Goldberg was determined by our Board to have met the requirements for independence applicable to audit committee members under SEC and Nasdaq rules, and was identified as an “audit committee financial expert” under SEC rules.

Our Board evaluated the independence and qualification of our current directors to serve on our Audit Committee based on applicable rules of the SEC and the Nasdaq Capital Market, and determined that Mr. Fitzgerald, Dr. Amatruda and Dr. Gardner are each independent as defined by the standards applicable to audit committee members. Our board of directors has also determined that each of the committee members meets the requirements of financial literacy under SEC rules and the requirements of the Nasdaq Capital Market, and that Mr. Fitzgerald meets the requirements for designation as an “audit committee financial expert”, as defined under SEC rules.

Each member of the Company’s audit committee has experience and/or an educational background that is relevant to the performance of his duties as an Audit Committee member. Mr. Fitzgerald has gained experience relevant to performance of his Audit Committee duties in high level executive roles, including service as director and chief executive officer of both private and publicly-traded enterprise software companies. Dr. Amatruda has experience relevant to his role on the audit committee based on his service on the board of directors of a number of biotechnology companies and his career as a pharmaceutical executive. Dr. Gardner has experience relevant to her role on the audit committee based on her service on the board of directors of biotechnology and biopharmaceutical companies and her involvement with a private equity and venture capital firm in the industry.

In fulfilling the duties outlined in its charter, the Audit Committee, among other things, is responsible for:

•        selecting and hiring our independent registered public accountants, and approving the audit and non-audit services to be performed by such firm;

•        evaluating the qualifications, performance and independence of our independent registered public accountants;

•        monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•        reviewing the adequacy and effectiveness of our internal control policies and procedures;

•        discussing the scope and results of the audit and interim reviews as well as operating results with management and the independent registered public accountants;

•        preparing the audit committee report that the SEC requires in our annual proxy statement; and

•        reviewing the fees paid by us to our independent registered public accountants in respect of audit and non-audit services on an annual basis.

Our Audit Committee met four times during 2018, and all of the then-serving members of the Audit Committee attended each of those meetings. A copy of the full text of the Audit Committee Charter can be found on our website at www.cohbar.com.

The Compensation Committee

Our Compensation Committee is currently comprised of three independent directors, Mr. Fitzgerald, Dr. Barzilai and Dr. Cohen. Mr. Fitzgerald currently serves as the chairperson of the Compensation Committee. Our former director, Mr. Goldberg, also served as a member of the Compensation Committee until his resignation effective April 16, 2018. In fulfilling the duties outlined in its charter, the Compensation Committee, among other things, is responsible for:

•        reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensations or arrangements;

•        reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

•        preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and

•        administering, reviewing and making recommendations with respect to our equity compensation plans.

Our Compensation Committee met four times during 2018, and all of the then-serving members attended the meeting. A copy of the full text of the Compensation Committee Charter can be found on our website at www.cohbar.com.

The Governance and Nominating Committee

Our Governance and Nominating Committee is currently comprised of three independent directors, Mr. Fitzgerald, Dr. Barzilai and Dr. Cohen. Dr. Cohen currently serves as the chairperson of the Governance and Nominating Committee. Our former director, Mr. Goldberg, also served as a member of the Governance and Nominating Committee until his resignation effective April 16, 2018. In fulfilling the duties outlined in its charter, the Governance and Nominating Committee, among other things, is responsible for:

•        assisting our board of directors in identifying, interviewing and recruiting prospective director nominees;

•        recommending director nominees;

•        establishing and reviewing on an annual basis a process for identifying and evaluating nominees for our board of directors;

•        annually evaluating and reporting to the our board of directors on the performance and effectiveness of the board of directors;

•        recommending members for each board committee of our board of directors; and

•        annually presenting a list of individuals recommended for nomination for election to our board of directors at the annual meeting of our stockholders.

The Governance and Nominating Committee will consider recommendations for directorships submitted by stockholders. Stockholders who wish the Governance and Nominating Committee to consider their directorship recommendations should submit their recommendations in writing to CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025, Attn: Chairman of Governance and Nominating Committee. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration given to nominations made by the committee.

Nominees may be suggested by directors, members of management, stockholders or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the Board, the Governance and Nominating Committee considers a candidate’s quality of experience, the needs of the Company and the range of talent and experience represented on its Board. In evaluating particular candidates, the committee will review the nominee’s personal and professional integrity, judgment, experience, and ability to serve the long-term interest of the stockholders. The committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities. The committee also considers matters of diversity, including gender, race and national origin, education, professional experience and differences in viewpoints and skills. While the Governance and Nominating Committee does not have a formal policy with respect to diversity, both the Board and the committee believe that it is essential that Board members represent a diverse range of experience, expertise and viewpoints.

Our Governance and Nominating Committee did not meet separately from the full Board during 2018.

A full copy of the Governance and Nominating Committee Charter can be found on our website at www.cohbar.com.

Communication with Directors

All interested parties may send correspondence to our Board or to any individual director at the following address: CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA, 94025.

Your communications should indicate that you are a stockholder of CohBar. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

Code of Ethics and Business Conduct

The board of directors encourages and promotes a culture of ethical business conduct through communication and supervision as part of their overall stewardship responsibility. Our board of directors adopted a code of ethics and business conduct applicable to all of our employees, including our executive officers and directors, and those employees responsible for financial reporting. Our code of ethics and business conduct establishes procedures that allow our directors, officers and employees to confidentially submit their concerns regarding questionable ethical, moral, accounting or auditing matters, without fear of retaliation. The code of business conduct and ethics will be available on our website upon completion of the offering. We expect that, to the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on our website and in mandatory filings.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a policy stating that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of the independent members of our board of directors. Under this policy, any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and pursuant to which such person would have a direct or indirect interest must first be presented to the independent members of our board of directors for review, consideration and approval. In approving or rejecting any such proposal, the independent members of our board of directors are to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Certain Relationships and Transactions with Related Persons

In addition to the compensation arrangements discussed below in the sections entitled “Employment Agreements”, the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

•        we have been or are to be a participant;

•        the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets as of the fiscal years ended December 31, 2018 and 2017; and

•        any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals had or will have a direct or indirect material interest.

Private Placement of Notes and Warrants. On April 13, 2018 the Company completed a private placement offering of non-convertible unsecured promissory notes (the “Notes”) in the aggregate original principal amount of approximately $3.90 million. The Notes bear interest at a rate of 8% per annum and mature on March 29, 2021. Purchasers of the Notes also received warrants (“Warrants”) exercisable for one share of the Company’s common stock for each $5.00 original principal amount of Notes purchased in the offering. The Warrants are exercisable at a price of $5.30 per common share until March 29, 2021. Mr. Fitzgerald purchased $375,000 principal amount of Notes and received Warrants to purchase 75,000 shares of common stock. Mr. Stern purchased $140,000 principal amount of Notes and received Warrants to purchase 28,000 shares of common stock.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management team, our Board is responsible for overall supervision of risk management efforts as they relate to the key business risks we face. Management identifies, assesses, and manages the risks most critical to our operations and routinely advises our Board regarding those matters. Areas of material risk may include operational, financial, legal and regulatory, human capital, information technology and security, and strategic and reputational risks. Our Board’s role in risk oversight is consistent with our leadership structure, with senior management having responsibility for assessing and managing risk exposure, and our Board and its committees providing oversight as necessary in connection with those efforts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock. Based solely on a review of copies of such forms furnished to us and written representations from our executive officers, directors and 10% stockholders, we believe that all Section 16(a) filing requirements applicable to CohBar were timely made with respect to the fiscal year ended December 31, 2018.

STOCK OWNERSHIP

BENEFICIAL OWNERS OF COHBAR STOCK

The following table sets forth information regarding beneficial ownership of our common stock as of April 15, 2019, the most recent practicable date for computing beneficial ownership, by:

•        each of our named executive officers;

•        each of our directors;

•        each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; and

•        all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Applicable percentage ownership is based on 47,854,951 shares of our common stock issued and outstanding as of April 15, 2019. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options and warrants held by such persons that are currently exercisable or convertible or will be exercisable or convertible within 60 days of April 15, 2019. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Simon Allen(2)	905,652	2.07%
Pinchas Cohen	5,449,703	12.74%
Nir Barzilai(3)	5,078,516	11.87%
Jon L. Stern(4)	2,076,802	4.69%
Jeffrey F. Biunno(5)	444,065	1.03%
Albion Fitzgerald(6)	2,721,334	6.25%
Kenneth C. Cundy(7)	1,224,167	2.78%
John Amatruda(8)	1,017,968	2.38%
Philippe Calais(9)	158,500	*
Phyllis Gardner(10)	16,667	*
David Greenwood	—	—
Directors and executive officers as a group (11 people)	19,093,374	39.90%

____________

(1)      The address for each director and executive officer is c/o CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025.

(2)      Shares beneficially owned includes: (i) 883,452 shares of common stock subject to stock options exercisable within 60 days of April 15, 2019; and (ii) 12,000 shares of common stock subject to currently exercisable warrants. Mr. Allen’s employment as the Company’s Chief Executive Officer was terminated on December 6, 2018.

(3)      Shares beneficially owned includes 17,000 shares of common stock subject to currently exercisable warrants.

(4)      Shares beneficially owned includes: (i) 590,745 shares of common stock subject to stock options exercisable within 60 days of April 15, 2019, (ii) 892,075 shares of common stock subject to currently exercisable warrants, and (iii) 13,000 shares of common stock held in an account of Mr. Stern’s daughter.

(5)      Shares beneficially owned includes (i) 431,565 shares of common stock subject to stock options exercisable within 60 days of April 15, 2019, (ii) 1,500 shares of common stock subject to currently exercisable warrants, and (iii) 1,000 shares of common stock held in an account of Mr. Biunno’s daughter.

(6)      Shares beneficially owned includes (i) 241,667 shares of common stock subject to currently exercisable warrants, and (ii) 550,000 shares of common stock subject to stock options exercisable within 60 days of April 15, 2019.

(7)      Shares beneficially owned includes 1,214,167 shares of common stock subject to stock options exercisable within 60 days of April 15, 2019.

(8)      Shares beneficially owned includes 75,000 shares of common stock subject to stock options exercisable within 60 days of April 15, 2019.

(9)      Shares beneficially owned includes 158,500 shares of common stock subject to stock options exercisable within 60 days of April 15, 2019.

(10)    Shares beneficially owned includes 16,667 shares of common stock subject to stock options exercisable within 60 days of April 15, 2019.

*        less than 1.0%

EXECUTIVE OFFICERS

The following table identifies our executive officers as of the date of this proxy statement, the positions they hold and the year in which they began serving as officers of CohBar. Our Board elects all of our executive officers, who hold office until their respective successors are elected and qualified.

Name	Age	Current Position(s) with CohBar	Officer Since
Philippe Calais(1)	60	Interim Chief Executive Officer	2018
Jeffrey F. Biunno	52	Chief Financial Officer, Secretary and Treasurer	2013
Jon L. Stern	64	Chief Operating Officer, Director	2013
Kenneth C. Cundy	60	Chief Scientific Officer	2014

____________

(1)      Dr. Calais was engaged as the Company’s Interim Chief Executive Officer effective December 7, 2018.

For information on Philippe Calais and Jon Stern’s business background, see “Nominees” under “Election of Directors” above.

Jeffrey F. Biunno joined our Company in October 2013 as chief financial officer and was appointed secretary and treasurer in September 2014. Prior to joining CohBar, Mr. Biunno served as chief financial officer, secretary and treasurer of ManageIQ, Inc., a provider of global cloud IT systems management solutions, from March 2012 until its acquisition by Red Hat, Inc. in December 2012. From February 2009 until March 2012 Mr. Biunno served as vice president and worldwide controller of Dialogic Inc., a provider of mobile telecommunications network software and hardware enterprise solutions then listed on Nasdaq. Mr. Biunno founded Scalable Financial Solutions, LLC, a financial consulting firm, and operated it from March 2008 to January 2009. From February 2005 to March 2008, Mr. Biunno worked at Geller & Company, a financial services consulting firm. From 1997 to 2004, Mr. Biunno served as vice president and corporate controller of Novadigm, Inc. (NASDAQ: NVDM), an international provider of IT systems management solutions to Fortune 500 companies and government agencies. Mr. Biunno received a B.S. in accounting and an MBA in finance from Montclair State University. Mr. Biunno is a certified public accountant and a chartered global management accountant.

Kenneth C. Cundy joined our Company as chief scientific officer in November 2014. From December, 2012 to November, 2014, Dr. Cundy served as the chief scientific officer for XenoPort, Inc., a biopharmaceutical company focused on the development of product candidates for the potential treatment of neurological disorders. He served XenoPort, Inc. as senior vice president of preclinical and clinical sciences from 2011 to 2012, as its vice president of preclinical development from 2004 to 2011, and as its vice president of biopharmaceutics from 2000 to 2004. From 1992 to 2000, Dr. Cundy was senior director of biopharmaceutics at Gilead Sciences, Inc. Prior to Gilead Sciences, from 1988 to 1992 Dr. Cundy was principal research investigator at Sterling Drug, a pharmaceutical division of Eastman Kodak Company. He received a B.S. in pharmacy from the University of Manchester and was registered as a pharmacist in the UK. He received a Ph.D. in pharmaceutical sciences from the University of Kentucky and postdoctoral training in biochemistry at the University of California, Berkeley.

EXECUTIVE OFFICER COMPENSATION

In this section of the proxy statement we identify the material elements of our compensation programs for all of our executive officers, including an overview of our executive compensation philosophy and the processes and methodology we use in making executive pay decisions. We currently have four executive officers: our Interim Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Scientific Officer. These executives comprise our “Named Executive Officers” (NEOs) for purposes of applicable SEC disclosure regulations. Our NEOs are as follows:

Name	Current Position(s) with CohBar
Philippe Calais	Interim Chief Executive Officer
Simon Allen(1)	Former Chief Executive Officer
Jeffrey F. Biunno	Chief Financial Officer, Secretary and Treasurer
Jon L. Stern	Chief Operating Officer, Director
Kenneth C. Cundy	Chief Scientific Officer

____________

(1)      Mr. Allen’s employment as the Company’s Chief Executive Officer was terminated on December 6, 2018.

Compensation Philosophy

Compensation of our executive officers is designed to provide compensation that is competitive, as well as consistent with our early stage of development. Our board recognizes the need to provide a compensation package that will attract and retain qualified and experienced executives as well as align the compensation level of each executive to that executive’s level of responsibility. Our compensation arrangements are not divided formally into long-term and short-term plans; however as a general matter our compensation programs may include shorter term incentive compensation in the form of annual cash bonuses payable on achievement of individual and Company performance goals that may be established from time to time, and longer term incentives through the grant of stock options with vesting over a period of years. We do not maintain a pension plan that provides for cash or other payments upon retirement.

Our board has not undertaken a formal evaluation of the implications of the risks associated with our compensation policies and practices. However, risk management is a consideration of our board when implementing our compensation program and the board does not believe that our compensation programs encourage unnecessary or inappropriate risk taking, including risks that are likely to have a material adverse effect on the Company.

Governance of the Company’s Executive Compensation Program

The Compensation Committee has overall responsibility for the evaluation, approval and oversight of our compensation plans, policies and programs and the total direct compensation of our executive officers.

The Compensation Committee has sole responsibility for determining our Chief Executive Officer’s compensation and for reviewing it with our Board. Our Chief Executive Officer provides recommendations to the Committee on compensation matters for our other executive officers. In making its recommendations, the Committee draws on survey data from subscription services and published reports, as well as on the experience of the Committee members, to identify compensation trends for companies in our industry at similar stages of development.

Base Salaries

Base salaries of our executive officers are intended to attract and retain executives (as part of the total compensation package) by providing a competitive base level of compensation. Base salaries are typically considered by the Compensation Committee on an annual basis, as well as in connection with the hiring of a new executive from outside the Company, a promotion or other changes in an incumbent executive’s job responsibilities. Base salaries of executive officers are determined by evaluating the responsibilities of the position, the experience and performance of the individual, and by reference to the competitive marketplace median for corporate executives in comparable positions (similarity in scope, duties and responsibilities).

Annual Bonuses

Each NEO is eligible to receive an annual cash bonus up to a target bonus amount expressed as a flat amount or as a percentage of such NEO’s base salary. The performance of our executives is reviewed by the Compensation Committee for an annual performance period based on the officer’s date of hire and the payment of a bonus and the amount thereof (up to the target bonus amount) is based on evaluative criteria established by the Compensation Committee. In March, 2018, the Compensation Committee determined bonus awards for Mr. Biunno and Dr. Cundy in the amounts of $8,333 and $12,500, respectively, for their respective performance periods ended in the fourth quarter of 2016. In future periods the performance of our executive officers will be evaluated and bonuses awards will be determined based on a common calendar year performance period, rather than annual periods coinciding with the original hire date of each executive. As of the date of this Proxy, performance-based bonuses for our NEO’s have not been approved or paid.

The 2018 base salaries and target bonus amounts for our NEOs were as follows:

Name and Principal Position	Base Annual Salary ($)	Target Bonus ($)
Philippe Calais	340,000	9,315
Interim Chief Executive Officer
Simon Allen	340,000	136,000
Former Chief Executive Officer
Jeffrey F. Biunno	275,000	50,000
Chief Financial Officer
Jon L. Stern	285,000	99,750
Chief Operating Officer
Kenneth C. Cundy	350,000	87,500
Chief Scientific Officer

Stock Options

Our executive officers generally are provided an equity grant upon commencement of their employment. The Committee reviews the equity position of executive officers on a periodic basis and an additional grant may be considered following completion of the vesting term of the executive’s outstanding option awards, at the time of promotion or under other circumstances determined by the Committee. During 2018 the Company granted stock options to NEOs as follows:

Name	Grant Date		Shares Subject to Option	Exercise Price per Share
Jeffrey F. Biunno	03/25/2018		125,000	$5.30
Philippe Calais	06/06/2018	(1)	200,000	$8.86
Philippe Calais	12/06/2018		96,000	$3.57

____________

(1)      Awarded in connection with Dr. Calais’ service as a director of the Company.

Employment Agreements

Philippe Calais. We entered into an Interim Chief Executive Officer Agreement with Dr. Calais, dated December 6, 2018 which sets forth conditions of Dr. Calais at-will employment with our Company, and which was amended by an Extension Agreement, dated April 6, 2019. As amended, this agreement has a seven month term, and Dr. Calais receives a pro-rata salary based on an annualized amount of $340,000. He is eligible under the agreement for a yearly target bonus of forty percent (40%) of his base salary prorated for the term of his employment. Dr. Calais also received a stock option award (the “Initial Option Grant”) to purchase up to an aggregate of 96,000 shares of our common stock at an exercise price of $3.57 per share, which vests in four equal monthly installments subject to Dr. Calais’ continuous employment through such date. Upon the expiration or termination of the agreement, and except in the event of a termination by the Company for cause, Dr. Calais will also receive an additional stock option award to purchase up to 24,000 shares of the Company’s common stock for each 30 day period he serves as the Company’s

Interim Chief Executive Officer past the initial four (4) month term of the agreement (the “Subsequent Option Award”). The exercise price of the Subsequent Option Award will be determined on the date of grant. During his term of service, Dr. Calais is eligible to participate in the Company’s employee benefit plans. Upon a termination by us without cause or upon the engagement of a permanent chief executive officer, Dr. Calais would be entitled to receive the amount of his base salary that would have been payable through the seven (7) month term of the agreement, and all shares subject to the Initial Option Grant would vest and become exercisable immediately.

Jon L. Stern. We entered into an Executive Employment Agreement with Mr. Stern, dated April 11, 2014, which sets forth conditions of Mr. Stern’s at-will employment with our Company. Mr. Stern also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. Mr. Stern’s current base salary is $250,000 annually, and he is eligible under the agreement for an annual bonus of up to thirty-five percent (35%) of his annual salary, payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors from time to time. In July 2018, Mr. Stern’s base salary was increased to $285,000 per annum. The Executive Employment Agreement entitles Mr. Stern to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Upon any such termination of Mr. Stern’s employment he would be entitled to a severance payment equal to fifty percent (50%) of his then current base salary, and reimbursement for any COBRA coverage elected by Mr. Stern for himself and the members of his immediate family for a period of six months following such termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date would vest and become exercisable immediately.

Jeffrey F. Biunno. We entered into an Executive Employment Agreement with Mr. Biunno, dated November 27, 2013, which, as amended on July 11, 2016, sets forth certain conditions of Mr. Biunno’s at-will employment with the Company. Mr. Biunno also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. The Executive Employment Agreement entitles Mr. Biunno to a base salary of $200,000 annually, and eligibility for an annual bonus of up to $50,000 payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors. In July 2018, Mr. Biunno’s base salary was increased to $275,000 per annum. The Executive Employment Agreement entitles Mr. Biunno to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Upon any such termination of Mr. Biunno’s employment he would be entitled to a severance payment in an aggregate gross amount equal to fifty percent (50%) of his then current base salary, and reimbursement for any COBRA coverage elected by Mr. Biunno for himself and the members of his immediate family for a period of six months following such termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date would vest and become exercisable immediately.

Kenneth C. Cundy. We entered into an Executive Employment Agreement with Dr. Cundy, dated November 17, 2014, which sets forth certain conditions of Dr. Cundy’s at-will employment with the Company as the Company’s Chief Scientific Officer. Dr. Cundy also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. The Executive Employment Agreement entitles Dr. Cundy to a base salary of $300,000 annually, and eligibility for an annual bonus of up to $75,000 payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors. In July 2018, Mr. Cundy’s base salary was increased to $350,000 per annum. The Executive Employment Agreement entitles Dr. Cundy to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Upon any such termination of Dr. Cundy’s employment he would be entitled to a severance payment equal to fifty percent (50%) of his then current base salary, and reimbursement for any COBRA coverage elected by Dr. Cundy for himself and the members of his immediate family for a period of six months following such termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date would vest and become exercisable immediately. Pursuant to the Stock Option Agreement applicable to Dr. Cundy’s award and our 2011 Equity Incentive Plan if, upon or at any time following a following a change in control of the Company, Dr. Cundy’s employment is terminated without cause or he resigns for “good reason,” then vesting of all of the options subject to the option award would be accelerated.

Simon Allen. We entered into an Executive Employment Agreement with Mr. Allen, dated March 7, 2016, which set forth conditions of Mr. Allen’s at-will employment with our Company. Mr. Allen also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. Mr. Allen’s employment as the Company’s Chief Executive Officer was terminated on December 6, 2018. The Executive Employment Agreement

entitled Mr. Allen to a base salary of $340,000 annually, and eligibility for an annual bonus of up to forty percent (40%) of his annual salary, payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors from time to time. In connection with his termination, Mr. Allen received severance payments and other benefits consistent with the terms of his Executive Employment Agreement, including a severance payment equal to seventy-five percent of his then current base salary, and reimbursement for any COBRA coverage elected by Mr. Allen for himself and the members of his immediate family for a period of nine (9) months following such termination. Additionally, all options that would have vested during the twelve (12) month period immediately following his termination date vested and became exercisable immediately, subject to the terms of that Letter Agreement by and between the Company and Mr. Allen, dated January 10, 2019 (the “Letter Agreement”), pursuant to which Mr. Allen and the Company agreed to certain alterations to his vested option awards, including an expiration date of March 6, 2020, and timing and volume limitations on the exercise thereof and sale of the underlying shares.

Perquisites and Other Benefits

Historically, we have not provided significant perquisites or other personal benefits to our executive officers. Our executive officers are eligible to participate in our medical, dental, vision, 401(k), life, and disability plans and programs on substantially the same terms as eligible non-executive employees, subject to legal limits on the amounts that may be contributed or paid to executive officers under these plans. We do not have a pension plan that provides for payments to any of our executives at, following, or in connection with retirement and do not plan to establish one in the near future. We may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Post-Employment Obligations

Other than those provisions contained in the executive employment agreements with Messrs. Stern, Biunno and Allen and Drs. Calais and Cundy, we do not have any severance or change in control agreements with any of our executive officers. The severance provisions for Messrs. Stern and Biunno and Dr. Cundy provide that each is entitled to a severance payment equal to fifty percent (50%) of his then current annual base salary in certain events of termination. Messrs. Biunno and Stern and Dr. Cundy are each entitled to vesting acceleration of any options that would have become exercisable during the 12 months following such termination and reimbursement for any COBRA coverage elected for themselves and the members of their immediate families for a period of six months following the applicable date of termination. Upon a termination by us without cause or upon the engagement of a permanent chief executive officer, Dr. Calais would be entitled to receive the amount of his base salary that would have been payable through the initial term of his agreement, and all options granted under the agreement would vest and become exercisable immediately.

The severance provisions for Mr. Allen entitled him to a severance payment equal to seventy five percent (75%) of his then current annual base salary upon termination, and vesting acceleration of all options that would have become exercisable during the 12 months following such termination (subject to the Letter Agreement described above), as well as reimbursement for any COBRA coverage elected for himself and the members of his immediate family for a period of nine months. For a description of certain events that trigger immediate vesting of outstanding option awards see the section captioned “Employment Agreements” above.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by, awarded to or paid to our NEOs in the years ended December 31, 2018 and 2017:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Option Awards(6) ($)	All Other Compensation ($)	Total ($)
Philippe Calais(2)	2018	7,846	28,333		1,545,212	—	1,581,391
Interim Chief Executive Officer	2017	—	—		—	—	—

Simon Allen(1)	2018	332,154	34,000	(8)	—	27,462	393,616
Former Chief Executive Officer	2017	340,000	68,000		—	—	408,000

Jon L. Stern(3)	2018	266,154	43,750	(8)	—	—	309,904
Chief Operating Officer	2017	250,000	87,500		357,345	—	694,845

Jeffrey F. Biunno(4)	2018	234,615	38,333	(7)(8)	469,263	—	742,211
Chief Financial Officer	2017	200,000	60,000	(7)	95,023	—	355,023

Kenneth C. Cundy(5)	2018	323,077	57,500	(7)(8)	—	—	380,577
Chief Scientific Officer	2017	300,000	90,000	(7)	1,900,450	—	2,290,450

____________

(1)      Mr. Allen was appointed as our Chief Executive Officer in March 2016 and his employment was terminated on December 6, 2018. “Other Compensation” reflects cash payments made to Mr. Allen for vacation time earned but not used through his final day of employment.

(2)      Dr. Calais was appointed as our Interim Chief Executive Officer on December 7, 2018.

(3)      On January 29, 2017, Mr. Stern received options to purchase up to an aggregate of 50,000 shares of the Company’s common stock, subject to certain service and performance vesting conditions. On July 18, 2018, the Compensation Committee certified the achievement of the applicable performance conditions (the “Achievement Date”), and 50% of the shares subject to such option grant vested immediately as of such date. The remaining 50% of the shares subject to such option grant will become vested and exercisable ratably over the 24 month period following the Achievement Date, subject to Mr. Stern’s continued employment during such period.

(4)      Mr. Biunno was appointed as our Chief Financial Officer in October 2013. On January 29, 2017, Mr. Biunno received options to purchase up to an aggregate of 25,000 shares of the Company’s common stock, subject to certain service and performance vesting conditions. On July 18, 2018, the Compensation Committee certified the achievement of the applicable performance conditions (the “Achievement Date”), and 50% of the shares subject to such option grant vested immediately as of such date. The remaining 50% of the shares subject to such option grant will become vested and exercisable ratably over the 24 month period following the Achievement Date, subject to Mr. Biunno’s continued employment during such period.

(5)      Dr. Cundy was appointed as Chief Scientific Officer in November 2014. On January 29, 2017, Dr. Cundy received options to purchase up to an aggregate of 500,000 shares of the Company’s common stock, subject to certain service and performance vesting conditions. On July 18, 2018, the Compensation Committee certified the achievement of the applicable performance conditions (the “Achievement Date”), and 50% of the shares subject to such option grant vested immediately as of such date. The remaining 50% of the shares subject to such option grant will become vested and exercisable ratably over the 24 month period following the Achievement Date, subject to Dr. Cundy’s continued employment during such period.

(6)      Reflects the aggregate grant date fair value of the applicable stock option, calculated in accordance with Accounting Standards Codification Topic 718.

(7)      Bonuses earned by Mr. Biunno and Dr. Cundy in connection with 2016 performance were paid by the Company in 2017. Bonus amounts of $8,333 and $12,500 were also paid to Mr. Biunno and Mr. Cundy, respectively, in March 2018 for their respective performances in the fourth quarter of 2017.

(8)      Messers. Biunno, Cundy, Allen and Stern were paid cash bonuses in August 2018 for the eighteen-month performance period from January 1, 2017 through June 30, 2018. Bonus amounts paid to Messers. Biunno and Cundy were in amounts equal to 120% of their respective target bonuses for that period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following tables set forth certain information regarding outstanding stock options and stock awards held by our NEOs as of December 31, 2018.

			Option Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date
			Exercisable (#)	Unexercisable (#)
Jon L. Stern	04/11/2014		478,245	—	0.26	4/11/2024
	01/29/2017	(2)	66,688	33,312	2.40	1/29/2027
	01/29/2017	(5)	30,210	19,790	2.40	1/29/2027
Jeffrey F. Biunno	04/09/2014		364,377	—	0.26	4/09/2024
	01/29/2017	(5)	15,105	9,895	2.40	1/29/2027
	03/25/2018		26,050	98,950	5.30	3/25/2028
Kenneth C. Cundy	11/20/2014	(3)	860,000	—	0.73	11/20/2024
	01/29/2017	(5)	302,085	197,915	2.40	1/29/2027
Simon Allen	03/07/2016	(4)	1,061,239	—	1.55	12/6/2019
Philippe Calais	06/06/2018		25,002	174,998	8.86	6/6/2028
	12/06/2018		—	96,000	3.57	12/6/2028

____________

(1)      All of the options identified are subject to the provisions of the 2011 Equity Incentive Plan and the applicable option award agreement, and have a maximum term of ten years.

(2)      Options vest in 48 equal monthly installments beginning May 1, 2016.

(3)      Options vest based on continued service, with one quarter of such options vesting on November 17, 2015 and the remaining shares subject to the option vesting in thirty-six monthly installments thereafter.

(4)      All unvested options granted to Mr. Allen vested immediately upon his termination on December 6, 2018.

(5)      Fifty percent (50%) of such options vested upon the certification of the achievement of applicable performance conditions on July 18, 2018, and the remaining 50% vest in equal 24 monthly installments thereafter.

DIRECTOR COMPENSATION

Our compensation arrangements with our directors have historically been determined on a case-by-case basis after consideration of a variety of factors, including but not limited to such director’s existing relationship with the company, experience, and anticipated and historical contributions to the Company’s governance needs. As of May 2018, all non-employee directors receive annual cash retainers of $60,000, and in January 2019, the Compensation Committee approved the payment of annual retainers to each member of the Audit, Compensation and Governance and Nominating Committees in the amounts of $5,000, $3,000 and $1,500, respectively.

On November 20, 2014, the board of directors approved a compensation plan for Albion J. Fitzgerald his service to the Company as a director. Under that plan, Mr. Fitzgerald was entitled to an annual cash retainer of $15,000 and received options to purchase up to 250,000 shares of common stock, subject to vesting over a four-year period, in connection with the initial adoption of the director compensation plan. Other than Mr. Fitzgerald and our former director, Mr. Goldberg, none of our directors received compensation specifically for their services as directors prior to 2017. In January 2017, Mr. Fitzgerald received an additional award of options to purchase 100,000 shares of common stock in recognition of extraordinary service to the Company. The options were fully vested and exercisable on the date of grant.

In December 2017, the board of directors approved a change in the director compensation plan pursuant to which (i) Drs. Cohen and Barzilai received an annual cash retainer of $40,000, which was subsequently raised to $60,000 in May 2018; (ii) Mr. Fitzgerald received an annual cash retainer of $40,000, plus an additional $15,000 per annum for his services as Board chairman; and (iii) Dr. Amatruda receives an annual cash retainer of $60,000. In connection with his initial appointment to the Board, Dr. Amatruda also received an award of options to purchase 200,000 shares of common stock, subject to vesting over a four year period. Each of Dr. Calais, Dr. Gardner and Mr. Greenwood receive an annual cash retainer of $60,000 and were awarded an option to purchase 200,000 shares of common stock, subject to vesting over a four year period.

In October 2018, the disinterested members of the Compensation Committee of the Board increased the compensation payable to Mr. Fitzgerald to the annual amount of $180,000. Mr. Fitzgerald will also receive base annual cash compensation of $180,000 in fiscal year 2019 and an award of options to purchase shares of the Company’s common stock with an aggregate grant date fair value of $180,000, calculated in accordance with Accounting Standards Codification Topic 718.

All directors are entitled to reimbursement of ordinary expenses incurred in connection with attendance at meetings of our Board.

2018 Directors Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	All Other Compensation ($)(1)	Total ($)
Nir Barzilai	50,000	—	8,334	58,334
Pinchas Cohen	50,000	—	8,334	58,334
Albion J. Fitzgerald	180,000	412,960	—	592,960
Marc E. Goldberg(5)	13,750	—	—	13,750
John Amatruda	67,500	—	—	67,500
Philippe Calais(3)	35,000	1,545,212	—	1,580,212
Phyllis Gardner(4)	—	—	—	—
David Greenwood(6)	—	—	—	—

____________

(1)      Represents fees paid to Drs. Barzilai and Cohen for consulting services.

(2)      Reflects the aggregate grant date fair value of the applicable stock option, calculated in accordance with Accounting Standards Codification Topic 718.

(3)      Philippe Calais was appointed to our board of directors in June 2018.

(4)      Phyllis Gardner was appointed to our board of directors in February 2019.

(5)      Mr. Goldberg resigned as a director of the Company effective April 16, 2018.

(6)      Mr. Greenwood was appointed to our board of directors in April 2019.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS*

Each current member of the Audit Committee meets the financial literacy requirements under applicable rules and regulations of the SEC and the Nasdaq Capital Market. In addition, our Board has determined that Mr. Fitzgerald qualifies as an “audit committee financial expert” under the regulations of the SEC. Although all members of our Audit Committee meet the current SEC regulatory requirements for financial literacy and the Board has determined that Mr. Fitzgerald qualifies as an “audit committee financial expert,” members of our Audit Committee are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

The Audit Committee oversees CohBar’s financial reporting process on behalf of the Board and operates under a written charter, approved by the Audit Committee and ratified by the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2018 with management prior to issuance, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Management has the primary responsibility for the preparation, presentation and integrity of CohBar’s financial statements and the reporting process, including internal control over financial reporting and disclosure controls and procedures. Management is responsible for maintaining and evaluating appropriate accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of CohBar’s audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of CohBar’s accounting principles. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from CohBar and its management, and has considered whether the independent registered public accounting firm’s provision of any non-audit services to CohBar is compatible with maintaining such firm’s independence.

The Audit Committee discussed with CohBar’s independent registered public accounting firm the overall scope and plans for their audit. In addition, the Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, the overall quality of CohBar’s financial reporting for the year ended December 31, 2018.

The Audit Committee has determined that provision by Marcum LLP of other non-audit services is compatible with maintaining Marcum LLP’s independence. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of Marcum LLP as CohBar’s independent registered public accounting firm for the year ending December 31, 2019.

Respectfully Submitted,

John Amatruda

Albion J. Fitzgerald

Phyllis Gardner

____________

*        The information contained in the Report of the Audit Committee shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this proxy statement into any filings under either the Securities Act of 1933, as amended, or the Exchange Act (together the “Acts”), except to the extent CohBar specifically incorporates such report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT PUBLIC

ACCOUNTING FIRM FOR 2019

The Audit Committee has appointed Marcum LLP as our registered independent public accounting firm to audit our consolidated financial statements for the year ended December 31, 2019. Although we are not required to seek stockholder approval of this appointment, the Board has determined it to be sound corporate governance to do so. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible bases for the negative vote and will reconsider the appointment in light of the results of its investigation.

We employed Marcum LLP as our registered independent public accounting firm during 2018. There have been no disagreements with Marcum LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Marcum LLP, would have caused Marcum LLP to make reference to the matter in their report. A representative of Marcum LLP is expected to be present at the annual stockholders’ meeting. The representative will be given the opportunity to make a statement on behalf of Marcum LLP if the representative so desires, and the representative will be available to respond to appropriate stockholder questions.

We understand the need for Marcum LLP to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Marcum LLP, the Audit Committee has restricted the non-audit services that Marcum LLP may provide. It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services provided by our independent auditors.

Under these policies, with Audit Committee pre-approval, we may use Marcum LLP for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that we engage Marcum LLP to undertake to provide assurances on matters not required by laws or regulations.

The aggregate fees and expenses billed, or expected to be billed, for professional services rendered by Marcum LLP for the years ended December 31, 2018 and 2017 were as follows:

Type	2018	2017
Audit Fees(1)	$125,322	$115,984
Tax Fees(2)	11,860	8,533
Total Fees	$137,182	$124,517

____________

(1)      Audit Fees consist of fees billed and expected to be billed for services rendered for the audits of our financial statements for the fiscal years ended December 31, 2018 and 2017 and reviews of interim financial statements.

(2)      Tax Fees consist of fees billed for professional services related to preparation of our U.S. federal and state income tax returns and tax advice.

Tax services in 2018 and 2017 were pre-approved by the Audit Committee of our Board of Directors. All future permitted audit, audit-related, tax and other services that the independent auditors may perform are expected to be pre-approved in accordance with pre-approval policies and procedures adopted by our audit committee pursuant to that committee’s charter, as amended or modified from time to time.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3:

APPROVAL OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

Our Board of Directors believes that share ownership by our employees is desirable as an incentive to better performance and as a means by which employees may share in the Company’s long-term success. Accordingly, we are seeking stockholder approval of a new employee stock purchase plan, the CohBar, Inc. Employee Stock Purchase Plan (the “Plan”). The proposed Plan is expected to be a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees.

The Board of Directors adopted the Plan on April 22, 2019, subject to stockholder approval, and reserved 500,000 shares of common stock for issuance under the Plan. As of the date hereof, no rights to purchase shares of our common stock have been granted pursuant to the Plan.

SUMMARY OF THE COHBAR, INC. EMPLOYEE STOCK PURCHASE PLAN

The following is a summary of the material terms of the Plan and is qualified in its entirety by reference to the Plan. A copy of the Plan is attached to this proxy statement as Appendix A.

Purpose

The purpose of the Plan is to enhance our ability to attract and retain highly qualified employees and align the long-term interests of eligible employees with those of our stockholders by providing a convenient means by which our employees may purchase shares of our common stock through payroll deductions.

Administration

The Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.

Shares Available for Issuance

If our stockholders approve this proposal, a total of 500,000 shares of common stock will be reserved for issuance under the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock, as determined by the Committee.

Eligibility

In general, all employees of the Company and its participating subsidiaries (as determined by the Committee) who have been employed by the Company or a participating subsidiary for at least six (6) months prior to the applicable offering date (described below) are eligible to participate in the Plan. However, an individual who would, after a purchase of shares under the Plan, be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)) to own stock (including stock subject to any outstanding options held by the employee) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company is not eligible to participate. Participation in the Plan is voluntary.

Offering Periods

The Plan shall be carried out in a series of six-month offerings (each an “Offering”) with a new Offering commencing on August 1 and February 1 of each year. If the Plan is approved, the first Offering shall commence on August 1, 2019 and end on January 31, 2020. Each Offering commencing on August 1 of any year shall end on January 31 of the following year. The first day of each Offering is the “Offering Date” for that Offering and the last day of each Offering is the “Purchase Date” for that Offering.

On each Offering Date, each eligible employee shall be granted the option under the Plan to purchase, on the Purchase Date for the Offering, exclusively through payroll deductions in the manner specified in the Plan, shares of our common stock; provided, however, that no option may be granted pursuant to the Plan that would allow an employee’s right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.

Purchase Price

The purchase price per share shall be equal to the lesser of (i) eighty-five percent (85%) of the fair market value of a share of our common stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share our common stock on the Purchase Date. The fair market value of a share of our common stock on any date is equal to the closing price of the common stock on the immediately preceding trading day on the Nasdaq Capital Market, or if the common stock is not traded on the Nasdaq Capital Market, to such other reported value of the common stock as the Committee shall specify pursuant to the Plan.

Payroll Deductions

An eligible employee may elect to participate in the Plan for any Offering by completing and submitting the requisite subscription and payroll deduction form no later than the subscription deadline established for the Offering, which shall be approximately three weeks prior to the Offering Date. The payroll deduction authorization will authorize the employing corporation to deduct an amount designated by the participant from each of the participant’s paychecks during the Offering. The designated amount to be deducted from each paycheck must be a whole percentage of not less than one percent (1%) or more than ten percent (10%) of the gross amount of the participant’s regular, overtime, differential and commission earnings (including advances against commissions), and paid time off, for the payroll period. Once submitted, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the following day.

Purchase and Custody of Shares

All amounts withheld from a participant’s compensation shall be credited to the participant’s account under the Plan. No interest will be paid on the amounts in such accounts. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of Common Stock by that participant from the Company at the applicable purchase price for the Offering. No fractional shares will be purchased under the Plan. Any cash balance remaining in a participant’s account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant’s account for the next Offering. Any other amounts in a participant’s account after a Purchase Date shall be refunded to the participant.

Shares purchased by participants pursuant to the Plan shall be delivered to and held by a custodian appointed by the Committee. A participant may from time to time sell all or part of the shares held by the custodian for the participant’s account at the market price at the time the order is executed. By appropriate instructions to the custodian, a participant may obtain (a) transfer into the participant’s own name of all or part of the shares held by the custodian for the participant’s account and delivery of such shares to the participant, or (b) transfer of all or part of the shares held for the participant’s account by the custodian to a regular individual brokerage account in the participant’s own name, either with the firm then acting as custodian or with another firm; provided, however, that no shares may be transferred under (a) or (b) until two (2) years after the Offering Date of the Offering in which the shares were purchased.

Amendment and Termination of Participation

After a participant has begun participating in the Plan by initiating payroll deductions, the participant may amend the payroll deduction authorization (i) once during any Offering period to decrease the amount of payroll deductions, and (ii) effective for the first paycheck of a new Offering to either increase or decrease the amount of payroll deductions.

By notice to the Company in the form specified by the Company, a participant may terminate participation in the current Offering and the Plan any time prior to the subscription deadline established for the next Offering. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including termination of employment or death. A participant may not reinstate participation in the Plan with respect to a particular Offering after terminating participation in the Plan with respect to that Offering. Upon termination of participation in the Plan, all amounts deducted from the participant’s compensation and not previously used to purchase shares under the Plan shall be returned to the participant.

Amendment and Termination of the Plan

The Board of Directors may, from time to time, amend the Plan in any and all respects, except that, without approval of the stockholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

In the case of certain corporate transactions (including, without limitation, stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding common stock), the Committee may adjust the number of shares reserved for the purposes of the Plan. The Board may amend the Plan as it may deem proper and in the best interests of the Company, provided that no such amendment will, without prior approval of the Company stockholders: (i) increase the total number of shares reserved under the Plan (except as set forth above in the event of certain corporate transactions); or (ii) decrease the purchase price of shares offered pursuant to the Plan.

The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that (a) the Committee, in its sole discretion, may, at any time, terminate the Plan with respect to any participating subsidiary and (b) the Board, in its sole discretion, may, at any time, terminate the Plan completely. Other than distribution of cash and shares, if any, held in the accounts of participants to whom the termination applies, the Company shall have no obligation on account of any such termination.

Plan Benefits

Participation in the Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Plan are not determinable. Non-employee directors are not eligible to participate in the Plan. No purchases have been made under the Plan since its adoption by the Board of Directors.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

The amounts deducted from an employee’s pay pursuant to the Plan will be included in the employee’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the Offering period when purchase rights are granted pursuant to the Plan or at the time the employee purchases shares of common stock pursuant to Plan.

If the shares of common stock are disposed of at least two years after the first day of the Offering to which the shares of common stock relate and at least one year after the shares of common stock were acquired under the Plan (the “holding period”), the employee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the first day of the Offering period over the purchase price of the share of common stock, or (b) the excess of fair market value of the shares of common stock at the time of such disposition over the purchase price of the shares of common stock.

If the shares of common stock are sold or disposed of before the expiration of the holding period, the employee will recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the sales price over the purchase price. If the employee disposes of shares of common stock purchased pursuant to the Plan after the holding period, we will not be entitled to any federal income tax deduction with respect to the shares of common stock issued under the Plan. If the employee disposes of such shares of common stock prior to the expiration of the holding period, we generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee’s tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of common stock will be long-term capital gain or loss if the employee’s holding period for the shares of common stock exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any other matters that may come before the annual meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the annual meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting of Stockholders, a copy of our Annual Report on Form 10-K as filed with the SEC for our fiscal year ended December 31, 2018. Written requests should be mailed to CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025, Attn: Company Secretary.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual stockholders’ meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors
/s/ Jeffrey F. Biunno
Jeffrey F. Biunno
Secretary

APPENDIX A

COHBAR, INC.

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of the Plan. CohBar, Inc. (the “Company”) believes that ownership of shares of its common stock by employees of the Company and its Participating Subsidiaries (as defined below) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company’s growth and success. The purpose of the Company’s Employee Stock Purchase Plan (the “Plan”) is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company’s shares through payroll deductions and a method by which the Company may assist and encourage employees to become shareholders. The Company intends for this Plan to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code).

2. Shares Reserved for the Plan. There are 500,000 shares of the Company’s authorized but unissued or reacquired Common Stock, par value $0.001 per share (“Common Stock”), reserved for purposes of the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by the compensation committee (the “Committee”) appointed by the Board of Directors of the Company, whose determination shall be conclusive.

3. Administration of the Plan. The Plan shall be administered by the Committee. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and shall have full and exclusive discretionary authority to decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.

4. Participating Subsidiary; Eligible Employees.

(a) The Board hereby authorizes the purchase of shares of Common Stock pursuant to the Plan by employees of the Company and of each of the Company’s subsidiary corporations that is designated by the Committee as a participant in the Plan (each, a “Participating Subsidiary”).

(b) All Eligible Employees (as defined below) of the Company and all Eligible Employees of each Participating Subsidiary are eligible to participate in the Plan. An “Eligible Employee” is an employee of the Company or a Participating Subsidiary who has been continuously employed by the Company or a Participating Subsidiary for at least six months prior to the Offering Date (as defined below) excluding, however any:

(1) Employee who would, after a purchase of shares under the Plan, own or be deemed (under Code Section 424(d)) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company; and

(2) Worker employed as an independent contractor, but who is subsequently reclassified as a common law or statutory employee by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit or settlement or any administrative proceeding.

5. Offerings.

(a) Offering and Purchase Dates. The Plan shall be implemented by a series of six-month offerings (the “Offerings”) with a new Offering commencing on February 1 and August 1 of each year. Each Offering commencing on February 1 of any year shall end on July 31 of that year, and each Offering commencing on August 1 of any year shall end on January 31 of the following year. The initial Offering shall begin on August 1, 2019 and shall end on January 31, 2020. The first day of each Offering is the “Offering Date” for that Offering and the last day of each Offering is the “Purchase Date” for that Offering.

(b) Grants; Overall Limitations. On each Offering Date, each Eligible Employee who becomes a participant under paragraph 6 of the Plan for that Offering shall be granted an option to purchase on the Purchase Date for that Offering for the option price determined under paragraph 7 of the Plan and paid exclusively through payroll deductions authorized under paragraph 6 of the Plan, the number of shares of Common Stock determined by dividing that participant’s payroll deduction contributions for the Offering period by the option price; provided, however, no option may be granted pursuant to the Plan that would allow an employee’s right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of those shares (determined at the date of grant) for each calendar year in which such option is outstanding.

6. Participation in the Plan.

(a) Initiating Participation. An Eligible Employee may participate in an Offering under the Plan by submitting to the Company or its agent a subscription and payroll deduction authorization in the form specified by the Company. The subscription and payroll deduction authorization must be submitted no later than the “Subscription Deadline” for the Offering, which shall be a date approximately three weeks prior to the Offering Date as determined for each Offering by the Company’s senior human resources executive and communicated to Eligible Employees within a reasonable period of time before the Subscription Deadline. Once a subscription and payroll deduction authorization is received, it shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the following day. The payroll deduction authorization will authorize the employing corporation to deduct, on an after-tax basis, an amount designated by the participant from each of the participant’s paychecks during the Offering. The designated amount to be deducted from each paycheck must be a whole percentage of not less than 1 percent nor more than 10 percent of the gross amount of the participant’s base salary or regular hourly wages, overtime, differential pay, commissions and advances against commissions, and paid time off for the payroll period. However, the total of a participant’s payroll deductions for any calendar year under this Plan and all other similar plans maintained by the Company, its parent or subsidiaries may not exceed $21,250. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deductions to the Company. The Company may use all payroll deduction contributions it receives under this Plan for any corporate purpose and shall not be required to hold those contributions in any trust, escrow or similar fiduciary capacity or otherwise segregate those contributions from its general assets.

(b) Amending Participation. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may amend the payroll deduction authorization (i) once during any Offering to decrease the amount of payroll deductions, and (ii) effective for the first paycheck of a new Offering to either increase or decrease the amount of payroll deductions. A request for a decrease in payroll deductions during an Offering must be submitted to the Company or, if applicable, the Participating Subsidiary employing the participant in the form specified by the Company and shall be effective for any paycheck only if the request is received at least 10 business days prior to the payday for that paycheck or such other deadline as may be established by the Company or the applicable Participating Subsidiary. A request for an increase or decrease in payroll deductions effective for the first paycheck of a new Offering must be submitted to the Company in the form specified by the Company no later than the Subscription Deadline for the new Offering. In addition, if the amount of payroll deductions from any participant during an Offering exceeds the maximum amount that can be applied to purchase shares in that Offering under the limitations set forth in paragraph 5(b) above, then (x) as soon as practicable following a written request from the participant, payroll deductions from the participant shall cease and all such excess amounts shall be refunded to the participant, and (y) payroll deductions from the participant shall restart as of the commencement of the next Offering at the rate set forth in the participant’s then effective payroll deduction authorization.

(c) Terminating Participation. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may terminate participation in the current Offering and the Plan any time prior to the Subscription Deadline for the next Offering by notice to the Company in the form specified by the Company. Participation in the Plan shall also terminate when a participant ceases to be an Eligible Employee for any reason, including death, termination of employment or the participant’s employing corporation ceasing to be a Participating Subsidiary. The Committee shall have the sole discretion to determine whether a participant has had a termination of employment and the effective date of that employment. A participant may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of a participant’s participation in the Plan, all amounts deducted from the participant’s compensation and not previously used to purchase shares under the Plan shall be returned to the participant without interest.

7. Option Price. The price at which Common Stock shall be purchased in an Offering shall be the lesser of (i) 85 percent of the fair market value of a share of Common Stock on the Offering Date of the Offering, or (ii) 85 percent of the fair market value of a share of Common Stock on the Purchase Date of the Offering. The fair market value of a share of

Common Stock on any date shall be the closing price on the immediately preceding trading day of the Common Stock on the Nasdaq Capital Market or, if the Common Stock is not traded on the Nasdaq Capital Market, such other reported value of the Common Stock as shall be specified by the Committee.

8. Purchase of Shares. All amounts withheld from the compensation of a participant shall be credited to the participant’s account under the Plan. No interest will be paid on the amounts in such accounts. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of Common Stock by that participant from the Company at the price determined under paragraph 7. No fractional shares will be purchased under the Plan. Any cash balance remaining in a participant’s account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant’s account for the next Offering. Any other amounts in a participant’s account after a Purchase Date shall be refunded to the participant.

9. Delivery and Custody of Shares. Shares purchased by participants pursuant to the Plan shall be delivered to and held in the custody of such investment or financial firm (the “Custodian”) as shall be appointed by the Committee. By appropriate instructions to the Custodian, a participant may from time to time sell all or part of the shares held by the Custodian for the participant’s account at the market price at the time the order is executed. By appropriate instructions to the Custodian, a participant may obtain (a) transfer into the participant’s own name of all or part of the shares held by the Custodian for the participant’s account and delivery of such shares to the participant, or (b) transfer of all or part of the shares held for the participant’s account by the Custodian to a regular individual brokerage account in the participant’s own name, either with the firm then acting as Custodian or with another firm; provided, however, that no shares may be transferred under (a) or (b) until two years after the Offering Date of the Offering in which the shares were purchased.

10. Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each participant shall receive a statement showing the activity of the participant’s account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.

11. Expenses of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees, legal fees and issue or transfer taxes on purchases pursuant to the Plan. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant.

12. Rights Not Transferable. The right to purchase shares under this Plan is not transferable by a participant and is exercisable during the participant’s lifetime only by the participant. Upon the death of a participant, any cash withheld and not previously applied to purchase shares, together with any shares held by the Custodian for the participant’s account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

13. Dividends and Other Distributions. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

14. Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each participant’s account to be voted in accordance with instructions from the participant or, if requested by a participant, will furnish to the participant a proxy authorizing the participant to vote the shares held by the Custodian for the participant’s account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

15. Responsibility. Neither the Company, its Board of Directors, the Committee, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

16. Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company’s securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to comply with such laws, regulations and rules to obtain required approvals.

17. Amendment of the Plan. The Board of Directors may from time to time amend the Plan in any and all respects, except that without approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

18. Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that (a) the Committee in its sole discretion may at any time terminate the Plan with respect to any Participating Subsidiary, without any obligation on account of such termination, except as set forth in the following sentence, and (b) the Board in its sole discretion may at any time terminate the Plan completely, without any obligation on account of such termination, except as set forth in the following sentence. Upon any such termination, the cash and shares, if any, held in the accounts of each participant to whom the termination applies shall forthwith be distributed to the participant or to the participant’s order.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 17, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/COB19**

You may attend the Meeting via the Internet and also vote during the Meeting. Please have the information that is printed in the box marked by the arrow readily available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 17, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid pre-addressed envelope we have provided, or if you do not have the envelope, return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E77166-P25243 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COHBAR, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Albion J. Fitzgerald
02) Dr. Nir Barzilai
03) Dr. Pinchas Cohen
04) Jon L. Stern
05) Dr. John M. Amatruda
06) Dr. Philippe Calais
07) Dr. Phyllis Gardner
08) David Greenwood

The Board of Directors recommends you vote FOR proposals 2 and 3.

For address Changes/Comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Shareholder Letter and Form 10-K are available at www.proxyvote.com.

E77167-P25243

COHBAR, INC.
Annual Meeting of Shareholders
June 18, 2019 10:30 AM, PDT
This Proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Dr. Philippe Calais and Jeff Biunno, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COHBAR, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM, PDT on June 18, 2019, and any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side